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                                                                    EXHIBIT 3.11


                            ARTICLES OF INCORPORATION

                                       OF

                        PSD TRANSPORTATION SERVICES, INC.

                              A Nevada Corporation

KNOW ALL MEN BY THESE PRESENTS:

                  That I, the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, relating to the general corporation law.

I DO HEREBY CERTIFY THAT:

                  FIRST:  The Name of the Corporation shall be:

                        PSD TRANSPORTATION SERVICES, INC.

                  SECOND: The address of Corporate Services of Nevada, Resident Agent of this corporation, is to be located at 502 North Division Street, Carson City, Nevada 89703.

                  THIRD: This corporation is authorized to carry on any lawful business or enterprise. This corporation may conduct all or any part of its business, and may hold, purchase, mortgage, lease and convey real and/or personal property anywhere in the world.

                  FOURTH: The total amount of authorized capital stock of this corporation is one thousand (1,000) shares, said shares having a par value of $.01 (1(cent)) and are non assessable. The Board of Directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers,
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designations, preferences, limitations, restrictions and relative rights of each class and series of stock.

                  FIFTH: The members of the governing board of this corporation shall be styled as directors over the age of eighteen (18) and their number shall be not less than one. The initial director of this corporation shall be one, and the name and address of the initial director is:

                                 David R. Parker

                               930 Castile Avenue

                             Coral Gables, CA 33134

                  SIXTH: The name and address of the incorporator is as follows:

                                   Don Harmer

                             502 North Division St.

                            Carson City, Nevada 89703

                  SEVENTH: The period of existence of this corporation shall be perpetual.

                  EIGHTH: No director, officer or shareholder of this corporation shall have personal liability for damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except for:

                           (A) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;

                                                   or

                           (B)      The payment of dividends in violation of NRS
                                    78.300
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                  I, the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, do make, file and record this certificate, and do certify that the facts herein stated are true and I have accordingly hereunto set my hand and seal this day: Thursday, July 31, 1997.



                                                     /s/  Don Harmer
                                                     --------------------------
                                                     Don Harmer

STATE OF NEVADA                    }
                                   : ss.
CARSON CITY                        }

                  On this 31st day of July, 1997 personally appeared before me, a notary public, Don Harmer, who acknowledged that they executed the above instrument.


                                                     /s/  Michelle A. Dobbs
                                                     --------------------------
                                                     NOTARY PUBLIC

                                                    [Notary seal]